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                                                                    Exhibit 3.94


                           ARTICLES OF INCORPORATION
                                       OF
                         DOWLING COMPANY, INCORPORATED
                          (VIRGINIA STOCK CORPORATION)

                                   ARTICLE I

     The name of the corporation is Dowling Company, Incorporated.

                                   ARTICLE II

     The purpose of the corporation is to manufacture, buy, sell, job, distribute and otherwise acquire or dispose of and deal in any and all kinds of signs, outdoor advertising; to engineer, manufacture, and develop electronic devices or equipment; to acquire, develop, or dispose of real estate and all properties usable in connection therewith, and transact any and all business properly incidental to or connected with the purpose of this corporation.

                                  ARTICLE III

     The corporation shall have authority to issue Five Hundred (500) shares of the par value of One Hundred Dollars ($100.00) each.

                                   ARTICLE IV

     The initial registered office, whose post office address is Post Office Box 885, Fredericksburg, Virginia, shall be located at 918 Princess Anne Street, in the City of Fredericksburg, Virginia. The initial registered agent shall be T. Stokeley Coleman whose business address is Post Office Box 885, Fredericksburg, Virginia, and whose office is located at 918 Princess Anne Street in the City of Fredericksburg, Virginia, who is a resident of Virginia and a member of the Virginia State Bar.
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                                   ARTICLE V

     The number of directors constituting the initial Board of Directors shall be three (3). They are:

          John E. Dowling          2900 Jefferson Davis Highway,
                                   Fredericksburg, Virginia

          Charles H. Dowling       47 Pendleton Road, Fredericksburg,
                                   Virginia

          J. Emory Clotfelter      2900 Jefferson Davis Highway,
                                   Fredericksburg, Virginia

                                   ARTICLE VI

     The duration of the corporation is to be perpetual.

     Given under our hands this 31st day of March, 1965.

                                   /s/ John E. Dowling
                                   ---------------------
                                   John E. Dowling

                                   /s/ Charles H. Dowling
                                   ---------------------
                                   Charles H. Dowling

                                   /s/ J. Emory Clotfelter
                                   ---------------------
                                   J. Emory Clotfelter


STATE OF VIRGINIA

CITY OF FREDERICKSBURG, to-wit:

     I, Helen Hartnell, a Notary Public in and for the City and State aforesaid, do certify that John E. Dowling, Charles H. Dowling, and J. Emory Clotfelter whose names are signed to the foregoing writing bearing date on the 31st day of March 1965, have, and each has personally acknowledged the same before me in the City and State aforesaid.
     Given under my hand this 31st day of March, 1965.
     My commission expires March 30, 1966.

                                   /s/ Helen Hartnell
                                   ------------------------
                                   Notary Public
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                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                                      AT RICHMOND, April 2, 1965

     The accompanying articles having been delivered to the State Corporation Commission on behalf of

                         Dowling Company, Incorporated

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

     ORDERED that the CERTIFICATE OF INCORPORATION

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

     Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the clerk of the Circuit Court of the City of Fredericksburg.


                                   STATE CORPORATION COMMISSION

                                   By  /s/ Jessica Dillon
                                   ----------------------------
                                                       Chairman

VIRGINIA:

     In the Clerk's Office of the Circuit Court of the City of Fredericksburg

The foregoing certificate (including the accompanying articles) has been duly recorded in my office this 15 day of April, 1965 and is now returned to the State Corporation Commission by certified mail

                                   Copy is illegible
                                   --------------------
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                            COMMONWEALTH OF VIRGINIA

              [VIRGINIA STATE SEAL]  STATE CORPORATION COMMISSION

I Certify the Following from the Records of the Commission:

the foregoing is a true copy of all documents constituting the charter of DOWLING COMPANY, INCORPORATED.

Nothing more is hereby certified.




                         Signed and Sealed at Richmond
                         on this Date:  February 09, 1998
[VIRGINIA STATE SEAL]
                         /s/  William J. Bridge
                         ------------------------------------------
                         William J. Bridge, Clerk of the Commission